UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2012

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On September 12, 2012, the Company held its Annual Meeting of Shareholders. At such meeting, the shareholders acted on the following matters.

1. The following Directors were elected.

Jane Scaccetti with 42,311,256 votes for, 373,309 votes against, 339,311 abstentions and 5,012,379 broker non-votes.

John T. Sweetwood with 42,309,388 votes for, 375,850 votes against, 338,638 abstentions 5,012,379 and broker non-votes.

M. Shan Atkins with 42,294,289 votes for, 391,824 votes against, 337,763 abstentions and 5,012,379 broker non-votes.

Robert H. Hotz with 42,303,158 votes for, 381,782 votes against, 338,936 abstentions and 5,012,379 broker non-votes.

James A. Mitarotonda with 42,224,398 votes for, 476,161 votes against, 323,317 abstentions and 5,012,379 broker non-votes.

Nick White with 42,437,875 votes for, 243,836 votes against, 342,165 abstentions and 5,012,379 broker non-votes.

Michael R. Odell with 42,308,211 votes for, 398,688 votes against, 316,977 abstentions and 5,012,379 broker non-votes.

2. The advisory resolution on executive compensation was approved with 38,483,600 votes for, 474,001 votes against, 4,066,275 abstentions and 5,012,379 broker non-votes.

3. Deloitte & Touche LLP's appointment as the Company's independent registered public accounting firm was ratified with 47,546,608 votes for, 413,666 votes against and 75,981 abstentions.

4. The shareholder proposal regarding requiring the Company's executive officers to retain Pep Boys Stock following the termination of their employment was opposed with 31,412,971 votes against, 11,444,705 votes for, 166,200 abstentions and 5,012,379 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: September 12, 2012	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary